                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Asset Purchase Agreement") is made and entered into September 18, 1998 (the "Effective Date") by and between G.D. Searle & Co., a Delaware corporation and Watson Laboratories Inc., a Nevada corporation ("Buyer").

     This Asset Purchase Agreement sets forth the terms and conditions upon which Buyer is purchasing from Seller and Seller is selling to Buyer the Assets (as hereinafter defined).

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1.   DEFINITIONS

     1.1 "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with, such party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

     1.2  "Assets" has the meaning ascribed to such term in Section 2.

     1.3  "Closing" has the meaning ascribed to such term in Section 10.1.

     1.4  "Closing Date" has the meaning ascribed to such term in Section 10.1

     1.5 "Confidentiality Agreement" means that certain letter agreement between the parties dated July 24, 1997.

     1.6  "DOJ" means the United States Department of Justice.

     1.7  "FDA" means the United States Food and Drug Administration.

     1.8  "FTC" means the United States Federal Trade Commission.

     1.9 "Formulation Data" has the meaning ascribed to such term in Section 2.1.4.

     1.10 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     1.11  "Intangible Assets" shall mean those assets described in Section 2.1.

     1.12 "Inventory" means the inventory of the finished Products (including samples) that is owned by Seller as of the Closing.

     1.13  "Know-How" has the meaning ascribed to such term in Section 2.3.

     1.14 "Law" means any federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, and any rules, regulations, and orders promulgated thereunder.

     1.15 "NDA" means a New Drug Application which is submitted to the FDA in order to obtain approval to manufacture and/or sell a pharmaceutical product in the United States.

     1.16 "Patents" means any patent or patent application and any and all divisions, continuations, continuations-in-part, reexaminations, reissues, extensions, pending or granted supplementary protection, certificates, substitutions, confirmations, registrations, revalidations, revisions, additions and the like, of or to said patent and patent application.

     1.17 "Product Materials" has the meaning ascribed to such term in Section 4.11.

     1.18  "Products" means those pharmaceutical products listed on Exhibit A.

     1.19 "Public Information" means information that is publicly available or is generally known in the pharmaceutical industry.

     1.20  "Registrations" has the meaning ascribed to such term in Section 2.2.

     1.21 "Supply Agreement" means the supply agreement between Buyer and Seller referred to in Section 8.3.

     1.22 "Searle Labeling" means the printed labels, labeling and packaging materials, including printed carton, container label and package inserts, as currently used by Seller for each Product.

     1.23 "Syntex Process" means, for each Product, the manufacturing process of Seller's contract manufacturer, Syntex (F.P.) Inc. or its Affiliates, set forth in the master batch record for each such Product, true and complete copies of which will be delivered to Buyer as part of the technology transfer plan set forth in Section 8.2.

     1.24 "Technology Transfer" means, with respect to each Product, the earlier of (a) Buyer's receipt of FDA approval to manufacture any Product at a Buyer designated facility or (b) twelve (12) months after the date of the successful manufacture of the first registration batch of a Product at Buyer's manufacturing facility which meets the release specifications for such Product.

     1.25  "Territory" means the United States and its possessions.

     1.26 "Trademarks" means trademark and/or service mark registrations and applications set forth on Schedule 2.1.1

     1.27 "Watson Labeling" means the printed labels, labeling and packaging materials, including printed carton, container label and package inserts, used by Buyer and bearing Buyer's name for each Product.


2.   ASSETS BEING SOLD

     Subject to the terms and conditions of this Asset Purchase Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, its successors and assigns forever, to the extent contemplated herein, all of the right, title, and interest of Seller in the Territory in and to the assets listed below (collectively, the "Assets") and Buyer shall assume all rights, title, and interest of Seller in the Territory in and to the Assets and, to the extent contemplated herein, the Assumed Liabilities. The Assets to be sold and rights granted hereunder are for use by Buyer only in the Territory.

     2.1  Intangible Assets.
          -----------------

          2.1.1  Trademarks.  The Trademarks identified on Schedule2.1.1.
                 ----------
     "Trademarks" also includes any copyrights and any unregistered trade dress that are owned by Seller in the Territory which are associated solely with the Products and (only as to trade dress) currently used on or in association with such Products by Seller. "Trademarks" shall not include trade dress that is primarily associated with the divisions, companies or corporate entities of Seller or its Affiliates, nor trade dress associated with the Products which are also associated with products not being transferred by Seller.

          2.1.2  Patents.  The Patents existing as of the date hereof and as of
                 -------
     the Closing Date, held by Seller and related to a Product, that are set forth on Schedule 2.1.2. To the extent that any patent of Seller is used in connection with the manufacture of a Product, but is not being transferred hereunder, Seller shall grant Buyer a non-exclusive, perpetual, paid-up, royalty free, irrevocable license (without right to sub-license) to use such Patents in the Territory, with such license being restricted to use for the Products.

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

          2.1.3  Clinical Studies.  All clinical and pre-clinical data
                 ----------------
     (including databases in both electronic and hard copy form) available to Seller and its Affiliates, clinical studies completed, manuscripts for all clinical studies, dossiers, new indications, regimens, statistical analyses, notes, memoranda, preliminary materials and summary reports, associated exclusively with the Products in the Territory (the "Clinical Studies").

          2.1.4. Formulation Data.  Except as set forth on Schedule 2.1.4, all
                 ----------------
     discoveries, notes, memoranda, preliminary materials, inventions, dosage forms, formulations, and other development work in the Territory (the "Formulation Data") to the extent associated exclusively with a Product and available to Seller and its Affiliates. Except as set forth on Schedule 2.1.4, to the extent that such Formulation Data is not exclusively dedicated to a Product but is necessary and/or used with a Product, Seller shall grant Buyer a non-exclusive, perpetual, paid-up, irrevocable, royalty-free, license (without the right to sublicense) to use the Formulation Data in the Territory with such license being restricted to use for the Products.



          2.1.5  Other Intangible Assets.  Except as set forth on Schedule 2.1.5
                 -----------------------
     and to the extent available, (i) all licenses, if any, advertising and promotional rights, and franchise rights to the extent that such rights relate exclusively to the Product in the Territory; and (ii) customer and supplier lists to the extent that such lists relate to the Products in the Territory. To the extent any other intangible assets are not exclusively dedicated to a Product but are necessary and/or used with a Product, Seller shall grant to Buyer a non-exclusive, perpetual, paid-up, royalty-free, irrevocable license (without the right to sublicense) to use such other intangible assets in the Territory with such use being restricted to the Products.


     2.2  Registrations.  The regulatory files (including correspondence with
          -------------
regulatory authorities) and approvals, registrations and governmental authorizations, notes, memoranda, preliminary materials, licenses and permits, and applications therefor, that relate to the Products in the Territory which are set forth on Schedule 2.2 (the "Registrations").

     2.3  Manufacturing Technology and Know-How.  The manufacturing technology
          -------------------------------------
and know-how that is exclusively used in manufacturing any Product, including but not limited to a Syntex Process, specifications and test methods (Products, raw material, packaging, stability and other applicable specifications), manufacturing and packaging instructions, master formula, validation reports (process, analytical methods and cleaning), stability data, analytical methods, records of complaints, annual product reviews to the extent available, and other master documents, notes, memoranda, and preliminary materials necessary to continue manufacture, control, and release of the Products in the Territory by Buyer (the "Know-How"); and a non-exclusive, perpetual, paid-up, irrevocable, royalty-free, license (without the right to sublicense) to use in the

Territory any manufacturing technology and know-how that are necessary or used in manufacturing any Product (but not exclusively used thereto) with such license being restricted to use for the Products.

     2.4  Safety Data Base; Adverse Drug Event.  Seller shall transfer a
          ------------------------------------
complete copy of its safety data base in both electronic and hard copy form and adverse drug event files (including complaints and adverse drug reports) with respect to the Products in the Territory to Buyer; provided, however, Buyer shall be solely responsible for and shall pay all costs associated with converting such data base into the format from which Buyer can access that information.

     2.5  Assumed Liabilities.
          -------------------

          2.5.1  Assumption of Liabilities.  Subject to the terms and conditions
                 -------------------------
of this Agreement, as of the Closing Date, Buyer shall assume, and shall be solely and exclusively liable with respect to, and shall pay, perform, discharge and satisfy when due, only those liabilities of Seller which are specifically enumerated below (collectively, the "Assumed Liabilities"):
                 (a) all liabilities for damages to third parties or their property arising out of the sale of the Products after the Closing Date, except as otherwise provided in the Supply Agreement; and

                 (b) Buyer's other obligations under this Agreement and the Supply Agreement.

          2.5.2  No Assumption of Other Liabilities.  Except for the Assumed
                 ----------------------------------
Liabilities, Buyer is not assuming and will not in any way be liable or responsible for any liabilities, obligations or indebtedness of Seller, whether relating to the Assets or otherwise, of any kind or nature whatsoever, whether due or to become due, absolute or contingent, direct or indirect, asserted or unasserted.


3.   PURCHASE PRICE

     3.1  Purchase Price.  Subject to the terms and conditions of this Asset
          --------------
Purchase Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Assets provided for in Article 2 hereof, Buyer at the Closing will deliver to Seller by bank wire transfer in immediately available funds to Seller at such banking institution designated by Seller the purchase price in the amount of one hundred twenty million United States dollars (US $120,000,000).

     3.2  Tax Allocation.  The parties will cooperate in the allocation of the
          --------------
purchase price for the Assets for tax purposes in accordance with Internal Revenue Code (IRC) Section 1060 and make every effort to allocate on a reasonable basis.

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

4.   REPRESENTATIONS AND WARRANTIES OF SELLER

     4.1  Organization.  G. D. Searle & Co. is a corporation duly organized,
          ------------
validly existing and in good standing under the laws of Delaware, with full corporate power and authority to consummate the transactions contemplated hereby.

     4.2  Authority.  The execution and delivery of this Asset Purchase
          ---------
Agreement by Seller, and the consummation and performance of the transactions contemplated hereby, have been, or as of the Closing Date will be, duly and validly authorized by all necessary corporate and other proceedings, and this Asset Purchase Agreement has been, or as of the Closing Date will be, duly authorized, executed, and delivered by Seller and, assuming the enforceability against Buyer, subject to Section 9.2.8, constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.3  No Violation or Conflict.  The execution and delivery of this Asset
          ------------------------
Purchase Agreement by Seller and the performance of this Asset Purchase Agreement (and the transactions contemplated herein) by Seller:

          (a) do not and will not conflict with, violate or constitute or result in a default under any Law, judgment, order, decree, the articles of incorporation or bylaws of Seller; or

          (b) will not result in the creation or imposition of any lien, charge, mortgage, claim, pledge, security interest, restriction or encumbrance of any kind on, or liability with respect to, the Assets except as otherwise provided herein.

     4.4  Registrations.  All Registrations held by Seller are listed on
          -------------
Schedule 2.2. Except as set forth on Schedule 4.4, the Registrations (a) are in the name of Seller, (b) constitute all approvals, registrations, governmental authorizations, licenses and permits, and applications therefor which Seller has in connection with the marketing and sale of the Products, (c) to the best knowledge of Seller, constitute all such approvals, registrations, governmental authorizations, licenses and permits, and applications therefor necessary for the marketing and sale of the Products in the Territory as currently conducted or contemplated by Seller and (d) are in full force and effect, and Seller has no reason to believe that such Registrations will be terminated or otherwise adversely affected due to the action of any regulatory authority.

     4.5  Taxes.  As of the date hereof, there are no liens for taxes upon the
          -----
Assets except for liens for current taxes not yet due and payable.

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     4.6  Title to Assets.  Except as set forth in Schedule 4.6, Seller has good
          ---------------
and marketable title to all the Assets and will convey good and marketable title at Closing, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions of any kind (including those of secured parties). None of the Assets is leased, rented, licensed, or otherwise not owned by Seller or its Affiliates, except as set forth in Schedule 4.6.

     4.7  Absence of Certain Changes.  Except as set forth in Schedule 4.7 or as
          --------------------------
otherwise set forth in this Asset Purchase Agreement, since January 1, 1998, to the best of Seller's knowledge, there has not been any material adverse change in the Assets including, without limitation, (a) any material interference or failure to supply the Product, or (b) to Seller's knowledge, any regulatory issues involving the manufacture, packaging, storage or sale of the Products by Seller or any third party manufacturer.

     4.8  No Government Restrictions.  Except as listed or described on Schedule
          --------------------------
4.8 and except for consents the failure of which to obtain would not have a material adverse effect, no material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Asset Purchase Agreement by Seller or the consummation by it of the transactions contemplated hereby, except with respect to the filing of a pre-merger notification report under the HSR Act.

     4.9  Intellectual Property.
          ---------------------

          (a) As used herein, "Intellectual Property" means with respect to the
Products: (i) Patents, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) Know-How, and (v) all copies and tangible embodiments thereof.

          (b) Schedule 2. 1.1 identifies each material trademark, service mark and trade name used by Seller solely in connection with the Products, whether registered or unregistered.

          (c) Schedule 2.1.2 identifies each patent used by Seller in connection with the Products.

          (d) Except as set forth on Schedule 4.9, (i) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property included in the Assets owned or used by Seller has been made, is currently outstanding or, to Sellers' best knowledge, is threatened,
(ii) Seller has never received any written charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of any intellectual property rights of third parties nor does

Seller know or have any reason to know of any basis for any such charge, complaint, claim, demand or notice, and (iii) Seller has not received any notice that any third party has interfered with, infringed upon or misappropriated any Intellectual Property included in the Assets.

     4.10  Litigation.  Except as set forth in Schedule 4.10 or for adverse drug
           ----------
reports, to the best of Seller's knowledge, the Assets in the Territory are not the subject of (i) any outstanding judgment, order, writ, injunction or decree of, or settlement agreement with, any person, corporation, business entity, court, arbitrator or administrative or governmental authority or agency, limiting, restricting or affecting the Assets in a way that would have a material adverse effect, (ii) any pending or threatened claim, suit, proceeding, charge, inquiry, investigation or action of any kind, and (iii) any court suits filed with respect to the Products since September 1, 1996. To the best knowledge of Seller, there are no claims, actions, suits, proceedings or investigations pending or threatened by or against Seller in the Territory with respect to the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority; Seller does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation except for Public Information.

     4.11  Product Materials.  Except for information that is (i) prohibited to
           -----------------
be disclosed by contract  or Law, (ii) not reasonably available to Seller, or
(iii) of such sensitivity under customary business practices that Seller has informed Buyer that it will not disclose such information to Buyer until Closing, Seller has made available or delivered to Buyer, or will make available or deliver on or before Closing (unless otherwise provided herein), copies of all market research, advertising, promotional, marketing, and sales materials relating, to the extent applicable, to the Products available to Seller and its Affiliates, including but not limited to price lists (and two year historical pricing information to the extent available), discount policies, sales terms, special pricing and rebate arrangements and product warranty policies (the "Product Materials"). To the best of Seller's knowledge, no other Product Materials exist except for those materials disclosed in writing prior to or at Closing.

     4.12  No Default.  Seller is not a party to, or bound by, any unexpired,
           ----------
undischarged or satisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Seller according to the terms of this Agreement will be a default or an event of acceleration, or whereby timely performance by Seller according to the terms of this Agreement may be prohibited, prevented or delayed, other than as set forth in Section 8.2.

4.13  Compliance with Laws--FDA.
      -------------------------

      (i) As to each of the Products for which a NDA has been approved by the FDA, Seller is in substantial compliance with 21 U.S.C. (S)(S)355 or 357, 21 C.F.R. Parts 314 or 430 et. seq. and all terms and conditions of the application.

      (ii) With respect to the Products, Seller is in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S)360 and 21 C.F.R. Part 207.

      (iii) With respect to the Products, all manufacturing operations conducted by Seller are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

      (iv) With respect to the Products, the Seller has not made an untrue statement of material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991).

      (v) With respect to the Products, Seller has made or will make available to Buyer copies of any and all reports of inspection observations, establishment inspection reports, warning letters and any other documents received by Seller from or issued by the FDA to Seller within the last three years that indicate or suggest lack of compliance with the FDA regulatory requirements by Seller.

      (vi) Seller has not received any written notice that the FDA has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any of the Products, and has no reason to believe any such action is contemplated.

      4.14  Disclosure.  Except as set forth on Schedule 4.14, the
            ----------
representations and warranties of Seller in this Agreement, and all representations, warranties and statements of Seller contained in any schedule, exhibit, list or document delivered pursuant hereto, do not omit to state a material adverse fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading. Any statement, fact or disclosure contained in this Agreement or the schedules hereto or contained in presentations made in writing to Buyer during the conduct of its due diligence shall be deemed to have been disclosed for all purposes under this Agreement and all schedules hereto.

      4.15  Interim Conduct of Business.  Except as disclosed in Schedule 4.15
            ---------------------------
and as otherwise contemplated by this Agreement, since December 31, 1997, Seller has:

            (i) not sold or agreed to sell or otherwise disposed of the Products

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            except for sales in the usual and ordinary course of business in accordance with Seller's past practices;

            (ii) not, without limitation by the enumeration of any of the foregoing, entered into any material transaction other than in the usual and ordinary course of business in accordance with past practices with respect to its business of manufacturing, selling and distributing the Products; and

            (iii) maintained good business relationships with its material customers and suppliers, and Seller is not aware of any material adverse event relating thereto or any material unresolved complaint or dispute which presently exists.


     Notwithstanding the foregoing, Seller shall not be deemed to have breached the terms of this Section 4.15 by entering into this Agreement or by consummating the transactions contemplated hereby.

     4.16  Inventory.  As of the Closing, Products in the Inventory shall meet
           ---------
the specifications therefor as set forth in the manufacturing documentation and Registrations for such Products. The Inventory will be in good condition, properly stored, in compliance with applicable Laws, and usable and salable in the ordinary course of business.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER

     5.1  Organization.  Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Nevada, with full corporate power and authority to consummate the transactions contemplated hereby.

     5.2  Authority.  The execution and delivery of this Asset Purchase
          ---------
Agreement by Buyer, and the consummation and performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate and other proceedings, and this Asset Purchase Agreement has been duly authorized, executed, and delivered by Buyer and, assuming the enforceability against Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.3  No Violation or Conflict.  The execution and delivery of this Asset
          ------------------------
Purchase Agreement by Buyer and the performance of this Asset Purchase Agreement (and the transactions contemplated herein) by Buyer do not and will not conflict with, violate or constitute or result in a default under any Law, judgment, order, decree, the articles of incorporation or bylaws of Buyer, or any contract or agreement to which Buyer is a party or by which Buyer is bound.

     5.4  No Government Restrictions.  Except for consents the failure of which
          --------------------------
to obtain would not have a material adverse effect, no material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of this Asset Purchase Agreement by Buyer or the consummation by it of the transactions contemplated hereby to be consummated by it, except with respect to the filing of a pre-merger notification report under the HSR Act.

     5.5  Litigation.  To the best of Buyer's knowledge, there are no claims,
          ----------
actions, suits, proceedings or investigations pending or threatened by or against Buyer with respect to the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority; Buyer does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation.

     5.6  Financing.  Buyer will have funds sufficient to make the payment
          ---------
required to by made by it under Article 3 at the time such payment is due.

6.  SELLER'S COVENANTS

     6.1  Conduct of Business.  Seller agrees that from the date hereof until
          -------------------
the Closing Date, except as specifically disclosed in Schedule 6.1 or unless otherwise agreed to by Buyer in writing, Seller or its Affiliates will

          6.1.1 except as otherwise set forth in this Asset Purchase Agreement, maintain the Assets in good status and condition;

          6.1.2 not enter into any material contract or commitment, engage in any transaction, extend credit or incur any obligation with respect to the Assets which is not in the usual and ordinary course of business and consistent with Seller's normal historical business practices;

          6.1.3 promptly inform Buyer of any change in the Assets that could have a material adverse effect or of any event of which Seller becomes aware that could have a material adverse effect on Buyer's ability to market, manufacture or sell the Products.

     6.2  Compliance with Laws.  Seller shall comply in all material respects
          --------------------
with all Laws and orders of any court or federal, state, local or other governmental entity applicable to the Assets except where any non-compliance will not have a material adverse effect.

     6.3  Access.  From and after the date hereof and up to Closing (except as
          ------
otherwise provided herein), Buyer and its authorized agents, officers, and representatives shall have access to appropriate members of Seller's staff and to the Assets during normal business hours upon reasonable prior notice and at a time and manner mutually agreed upon between Buyer and Seller in order to complete Buyer's due diligence and conduct such examination and investigation of the Assets as is reasonably necessary, provided that such examinations shall not unreasonably interfere with Seller's operations and activities.

     6.4  Post-Closing Assets.  To the best of Seller's knowledge, the Assets
          -------------------
described in Article 2 of this Asset Purchase Agreement and/or listed on the pertaining Schedules, are substantially all of the assets of such categories owned or held by Seller pertaining to the Products that should, under the definitions set forth in Article 2, be described therein and/or listed on the respective Schedules. If any asset owned or held by Seller is discovered after Closing that would have been listed as an Asset on those Schedules if the existence of such asset was known as of Closing, such asset shall be transferred or licensed, as appropriate, to Buyer by Seller, without further payment by Buyer, according to the principles set forth herein, i.e. assets exclusively dedicated to a Product shall be transferred to Buyer and for assets not exclusively dedicated to a Product, Seller shall grant Buyer a non-exclusive, perpetual, paid-up, irrevocable, royalty-free, license (without right to sublicense), to use such assets with such license being restricted to use for the Products, and Seller shall have no further right to use or to license such Assets for use with the Products.

     6.5  Further Assurance.  Seller shall use all reasonable efforts to
          -----------------
implement the provisions of this Asset Purchase Agreement, and for such purpose Seller, at the request of Buyer, at or after the Closing, will, without further consideration, execute and deliver, or cause to be executed and delivered, to Buyer such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Asset Purchase Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably deem necessary or desirable to implement any provision of this Asset Purchase Agreement.

7.  BUYER'S COVENANTS

     7.1  Conduct of Business.  Buyer agrees that from and after the date
          -------------------
hereof, Buyer or its Affiliates will not engage in any transaction or take any other action which may have the effect of inducing, providing incentives to or encouraging Seller's customers for the Products to return Products sold by Seller prior to the Closing Date to Seller.

     7.2  Transfer of Products.  Following the Closing, Buyer shall use all
          --------------------
reasonable efforts and, except as otherwise set forth herein, at its own expense to obtain as expeditiously as possible such governmental approvals and registrations from the FDA, or similar regulatory authorities, as may be necessary with respect to the manufacture and sale of the Products by Buyer or its designee (other than Seller or an Affiliate of Seller).

     7.3  Labeling.  Following the Closing, Buyer shall at its own expense and
          --------
as expeditiously as possible use all reasonable efforts to obtain such governmental approvals and registrations from the FDA, or similar regulatory authorities, as may be necessary with respect to the Watson Labeling for each Product.

     7.4  Further Assurances.  Buyer shall use all reasonable efforts to
          ------------------
implement the provisions of this Asset Purchase Agreement, and for such purpose Buyer, at the request of Seller, at or after the Closing, will, without further consideration, execute and deliver, or cause to be executed and delivered, to Seller such consents and other instruments in addition to those required by this Asset Purchase Agreement, in form and substance satisfactory to Seller, as Seller may reasonably deem necessary or desirable to implement any provision of this Asset Purchase Agreement.

8.  COVENANTS BY BUYER AND SELLER

     8.1  Rights Retained by Seller.  Seller shall retain all of the right,
          -------------------------
title and interest in and to all assets and intellectual property related to the Products outside of the Territory. Seller shall have the right to (a) reference Registrations as described in Section 8.18, (b) have the right to manufacture Products in the Territory as described in Section 8.4, (c) use outside of the Territory trademarks and/or tradenames which are the same or similar to the Trademarks (d) keep copies of the Clinical Studies, Formulation Data, Registrations and Know-How. In addition Seller shall not be prohibited from selling Products and products pursuant to Section 13.2.

     8.2  Product Manufacturing Support.
          -----------------------------

          8.2.1  Syntex Know-How.  The parties acknowledge that (a) the Products
                 ---------------
were acquired by Seller from Syntex (U.S.A.) Inc. and its Affiliates ("Syntex") in August 1995, (b) Syntex is providing manufacturing technology transfer services to Seller for the purpose of transferring the manufacture of the Products to Seller's facilities, (c) such services are on-going and have not yet been completed, and (d) that Seller's obligations pursuant to Section 8.2.2 are contingent on and subject to the fulfillment by Syntex of its obligations to Seller. Seller cannot ensure Buyer's ability to successfully manufacture the Products at Buyer's designated facilities. Seller shall use commercially reasonable efforts to enforce Syntex's obligations to Seller with respect to such manufacturing technology transfer services.

          8.2.2  Technology Transfer.  Buyer shall use commercially reasonable
                 -------------------
efforts to commence and complete the technology transfer contemplated hereunder as soon as possible after the Closing (subject to SEARLE's timely fulfilling of its duties hereunder). Buyer and Seller shall work together to commence transfer of the Know-How to Buyer promptly after Closing pursuant to a technology transfer plan to be developed by the parties as soon as practicable following the Effective Date. Seller shall use all reasonable efforts to assist Buyer in assuming manufacture of the Products. Buyer agrees to use the Syntex Processes and/or test methods. Seller shall have no obligation to provide manufacturing support for any Product if Buyer elects to use a process that is materially different from a Syntex Process. If Buyer elects to transfer a Syntex Process, Seller shall provide reasonable access to Seller's manufacturing facilities free-of-charge for a reasonable time period. Thereafter, Buyer shall reimburse Seller for providing such technical assistance at the rate of one hundred fifty dollars ($150.00) per hour, plus all reasonable out-of-pocket expenses incurred by Seller in rendering such assistance. Seller shall be under no obligation to provide hands-on manufacturing support for a transferred Product following the successful manufacture of the first registration batch of a Product at Buyer's manufacturing facility which meets the release specifications for such Product; provided however, that notwithstanding any other provision of this Asset Purchase Agreement, Seller shall endeavor in good faith, to the extent that resources are available, to provide consultation support, at the technical assistance rate shown above, to Buyer with respect to the Products until regulatory approval for the Products has been received. Seller shall cause its representative(s) to be available to Buyer for technical assistance as of the date Technology Transfer efforts commence (i.e., the delivery to Buyer of relevant Know-How documentation). For purposes of this Section, Seller shall mean Seller or an Affiliate of Seller and Buyer shall mean Buyer or an Affiliate of Buyer.

          8.2.3  Teams.  It is in the best interest of the parties to complete
                 -----
the technology transfer as soon as possible.   To ensure that the technology
transfer is completed on time, technology transfer project teams (the "Technology Transfer Teams") will be established as soon as practicable following the Effective Date. The Technology Transfer Team shall consist of sufficient representatives from each of Buyer and Seller qualified to carry out such technology transfer activities. The first responsibility of the Technology Transfer Teams shall be the development of the technology transfer plan referred to in Section 8.2.2.

          8.3  Supply Arrangements.  Buyer and Seller, or their Affiliates, at
               -------------------
Closing shall enter into the Supply Agreement, substantially in the form attached as Exhibit B.

          8.4  Patent and Know-How License.  During the term of the Supply
               ---------------------------
Agreement, Seller shall have the non-exclusive right to use the Patents and Know-How in the Territory to manufacture finished Products pursuant to the Supply Agreement.

          8.5  Labeling.  Buyer may use the Searle Labeling on inventory of
               --------
Products until such inventory is exhausted. In addition, Buyer may use the Searle Labeling on each Product supplied by Seller or its Affiliates for Buyer until the earlier of the date (i) the FDA or other similar and appropriate regulatory authority approves the Watson Labeling for use on such Product and Buyer, using all reasonable efforts, has obtained sufficient supplies of materials with Watson Labeling for use on such Products, or (ii) twelve (12) months following receipt of approved labeling/artwork provided, however, if at the end of such twelve (12) month period the FDA or such other similar and appropriate regulatory authority has not yet approved the Watson Labeling, then such twelve (12) month period shall be extended for a period of time to be mutually agreed by the parties (such agreement not to be unreasonably withheld) reasonably required to obtain such approval; provided, however, that Buyer and Seller shall work together to create interim labeling (the "Interim Labeling") that changes the NDC number for the Products and identifies Buyer as the seller of the Products as expeditiously as possible. The intent of the parties is that the Interim Labeling shall be a notification filing with the FDA and the parties shall not make any changes in the Watson Labeling that would require FDA approval with respect to the Interim Labeling.

     8.6  Use of Seller Trademarks.  Buyer may use the existing stock of
          ------------------------
Product Material only in connection with identifying Buyer as the seller of the Products. Other than the use of the Searle Labeling and the Product Materials as provided herein, any use by Buyer of the trademarks, tradenames, or logos of Seller or its Affiliates must be approved by Seller, which approval shall not be unreasonably withheld, prior to such use.

     8.7  Assignment of Trademarks.  By or before Closing, Buyer and Seller
          ------------------------
shall prepare in good faith an assignment pursuant to which Seller agrees the Trademarks shall be assigned to Buyer. Following Closing, Buyer shall prepare and Seller shall execute such documents as Buyer may reasonably request in order to record the assignment of the Trademarks. The responsibility and expense of preparing and filing such documents and any actions required ancillary thereto, shall be borne solely by Buyer. Notwithstanding anything contained elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any fees, penalties, fines, or third party claims due to Buyer's failure to record any assignment of any such Trademarks pursuant to this Section, except if such fee, penalty, fines, or third party claim is due to the conduct of Seller.

     8.8  Assignment of Patents.  By or before Closing, Buyer and Seller
          ---------------------
shall prepare in good faith an assignment pursuant to which Seller agrees the Patent shall be assigned to Buyer. Following Closing, Buyer shall prepare and Seller shall execute such documents as Buyer may reasonably request in order to record the assignment of the Patents. The responsibility and expense of preparing and filing such documents and any actions required ancillary thereto, shall be borne solely by Buyer. Notwithstanding anything contained elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any fees, penalties, fines, or third party claims due to Buyer's failure to record any assignment of any such Patents pursuant to this Section, except if such fee, penalty, fines, or third party claim is due to the conduct of Seller. At Closing, Seller will deliver to Buyer all back-up, files and other materials relating to the prosecution of the Patents.

     8.9  Assignment of Registrations.  Seller and Buyer shall cooperate
          ---------------------------
with Buyer to ensure that the Registrations that are owned by Seller shall be assigned to Buyer. Following Closing, Buyer shall prepare and Seller shall execute such documents as Buyer may reasonably request in order to record the assignment of the Registrations. The responsibility and expense of preparing and filing such documents and any actions required ancillary thereto, shall be borne solely by Buyer. In addition, Buyer shall pay any user fees associated with any Product that accrues after Closing but prior to transfer of such Registration. Notwithstanding anything contained elsewhere herein, Buyer shall hold Seller and its Affiliates harmless from and against any fees, penalties, fines, and third party claims due to Buyer's failure to record any assignment of any such Registration pursuant to this Section, except if such fee, penalty, fines, or third party claim is due to the conduct of Seller.

     8.10  Access to Information.  Buyer and Seller will, upon reasonable
           ---------------------
prior notice, make available to the other, to the extent reasonably required for the purpose of assisting Seller or Buyer in obtaining governmental approvals and preparation of tax returns relating to the Assets, and prosecuting or defending or preparing for the prosecution or defense of any action, suit, claim, complaint, proceeding or investigation at any time brought by or pending against Seller or Buyer relating to the Assets or the Supply Agreement, other than in the case of litigation between the parties hereto, such information or records (or copies thereof) in their possession after the Closing.

     8.11  Confidential Nature of Information.  The parties agree that the
           ----------------------------------
Confidentiality Agreement shall survive either termination of this Asset Purchase Agreement or Closing as an independent agreement; provided, however, that upon Closing, the restrictions on use and the confidentiality obligations of the Confidentiality Agreement shall no longer be in effect with respect to materials relating to the transferred Assets which Buyer obtained during its due diligence prior to Closing.

     8.12  Press Releases.  Neither the Seller nor the Buyer, nor any
           --------------
Affiliate thereof, will issue or cause publication of any press release or other announcement or public communication with respect to this Asset Purchase Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

     8.13  Government Filings.
           ------------------

           8.13.1 As soon as practicable following execution of this Agreement (but in no event later than the end of business of the day on which this Agreement is fully executed), Buyer and Seller will cause their ultimate parent entities to make such filings, together with a request for early termination, as required by the HSR Act with respect to the consummation of the transactions contemplated by this Asset Purchase Agreement. Each of Buyer and Seller will cause their ultimate parent entities to file or cause to be filed as promptly as practicable with the FTC and the DOJ any supplemental information that may be requested pursuant to the HSR Act. All such filings will comply in all material respects with the requirements of the respective laws pursuant to which they are filed.

           8.13.2 Each of the parties will use its respective reasonable good faith efforts to obtain, and to cooperate with the others in obtaining, all authorizations, consents, orders and approvals of any governmental agencies, and cooperate with making any filings required by the Securities and Exchange Commission, or other similar filings, that may be or become necessary in connection with the consummation of the transactions contemplated by this Asset Purchase Agreement prior to or after the Closing, and to take all reasonable actions to avoid the entry of any order or decree by any governmental agency prohibiting the consummation of the transactions contemplated hereby; provided, however, that "reasonable actions" shall not require any party to enter into or agree to any litigation, administrative hearing, or agree to any divestiture.

     8.14  Clinical Studies Databases.  Buyer shall be solely responsible
           --------------------------
for and pay all costs associated with converting any database transferred to it pursuant to Section 2.1.3 into a format from which Buyer can access information contained therein.


     8.15  Rebates, Chargebacks, Returns.
           -----------------------------

           8.15.1  Rebates.  Seller shall be responsible for any rebate payments
                   -------
with respect to the Products, whether by agreement, government mandate or otherwise, for all Products sold prior to the Closing Date and Buyer shall be responsible for any rebate payments with respect to the Products, whether by agreements, government mandate or otherwise, for all Products sold on or after the Closing Date. With respect to Products sold during the calendar quarter in which the Closing occurs, the amount of such payments shall be prorated between Buyer and Seller based on the number of days remaining in said quarter following the Closing Date. If Seller or an Affiliate makes payment of rebates in its own name due to governmental requirements (e.g. Medicaid) pertaining to Products for which Buyer is responsible, Buyer will reimburse Seller or its Affiliate such amount within thirty (30) days following the date Seller or its Affiliate notifies Buyer that Seller or its Affiliate has made such payments and provides reasonable back-up documentation thereof.

           8.15.2  Contract Chargebacks.  From and after the Closing Date, Buyer
                   --------------------
shall be responsible for all costs and expenses with respect to claims under contract chargebacks for the Products sold after the Closing Date.

           8.15.3  Floor Stock Adjustments.  Seller shall be responsible for all
                   ------------------------
claims related to floor stock adjustments with respect to Products sold by Seller prior to the Closing Date, consistent with the First In, First Out ("FIFO") method of accounting, except with respect to any floor stock adjustments resulting from actions taken by Buyer.

           8.15.4  Returns.  From and after the Closing Date, Buyer and Seller
                   -------
shall track lot numbers for the purposes of identifying when Products were sold; provided, however, that Seller shall track lot numbers for each lot until six
(6) months following the expiration of such lot. Seller is responsible for claims pertaining to all Products sold prior to the Closing Date; Buyer is responsible for claims pertaining to all Products sold on or after the Closing Date. For those lots for which both Buyer and Seller have sold Products, returns shall be pro-rated between Buyer and Seller based upon the quantity of such lot sold by each party, unless otherwise agreed by the parties, based on the count of finished goods inventory at Closing.

     8.16  Exclusivity Period.  If the Closing has not occurred on or
           ------------------
before November 1, 1998, then Seller shall have the right to solicit, accept bids from and engage in discussions and/or negotiations with third parties for the purchase of the Assets.

     8.17  Post-Closing.
           ------------

           8.17.1  Seller Notification No.  Unless otherwise agreed by the
                   -----------------------
parties prior to the Closing, from the Closing Date and for a period of up to twelve (12) weeks thereafter, Seller shall notify all customers and formularies of the transfer of the Products to Buyer by a writing in form and substance satisfactory to Buyer (providing Buyer with a duplicate set of mailing labels for its use).

           8.17.2  NDC Numbers.  Promptly following the Closing, Buyer shall
                   -----------
take any and all action necessary to change the National Drug Code number for the Products, which change shall be implemented under the Supply Agreement as agreed upon by the parties.

     8.18  Seller Right to Reference.  From and after the Closing, Seller shall
           -------------------------
have the right to reference the Registrations for the sole purpose of registering, making, having made and selling products outside of the Territory.

     8.19  Inventory.  Seller shall sell and Buyer shall purchase all Inventory
           ---------
that has sufficient dating such that depletion of such Inventory, based on historical sales trends over the previous twelve (12) months, will occur before the expiration dating of such Inventory reaches eighteen (18) months. Such Inventory shall be purchased at a price equal to Seller's actual Cost of Manufacture (as such term is defined in the Supply Agreement) per cycle. At the Closing, Seller shall deliver to Buyer a statement indicating the location and quantity of all Inventory. As soon as practicable after the Closing, Inventory to be purchased pursuant to this Section 8.19 shall be shipped FOB Seller's location to a destination designated by Buyer. Buyer shall pay Seller in full for such Inventory on the thirtieth (30th) day following Closing. All other Inventory shall be destroyed, sold outside the Territory or made available to Buyer pursuant to Section 3.2 of the Supply Agreement.

                                     xviii

     8.20  Regulatory Matters.
           -------------------

           8.20.1  FDA Activity    Seller and Buyer shall promptly inform the
                   ------------
other of any activities with the FDA (including meetings, phone calls, and correspondence, together with delivering copies of any written materials with respect thereto) regarding the Registrations or the manufacture of Products.

           8.20.2  Cooperation    Buyer and Seller shall cooperate and provide
                   -----------
each other mutual assistance in connection with regulatory matters relating to the Registrations or the manufacture of Products; provided, however, neither party shall be required to assume or perform the obligations of the other party set forth hereunder.

     8.21  Best Knowledge.  Whenever references are made in the representations
           --------------
and warranties provisions of this Agreement to the best knowledge of either party, such knowledge shall have been determined following reasonable and due inquiry by such party into the subject matter relating to any such representation and warranty.

9.  CONDITIONS PRECEDENT TO CLOSING

     9.1  Conditions to Obligation of Buyer.  The obligation of Buyer to
          ---------------------------------
complete the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions (all or any of which, except Section 9.1.9, may be waived in whole or in part by Buyer):

          9.1.1  Representations and Warranties.  The representations and
                 ------------------------------
     warranties made by Seller in this Asset Purchase Agreement shall have been true and correct in all respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date).


          9.1.2  Performance.  Seller shall have performed and complied in all
                 -----------
     material respects with all agreements, obligations and conditions required by this Asset Purchase Agreement to be so performed or complied with by it prior to or at the Closing.

          9.1.3  Officer's Certificate.  Seller shall have delivered to Buyer a
                 ---------------------
     certificate, dated the Closing Date and executed by the Chief Executive Officer , Chief Operating Officer or a Vice President of Seller, certifying to the fulfillment of all conditions set forth in this Article 9.1.

          9.1.4  HSR Act Approvals.  All required waiting periods under the HSR
                 -----------------
     Act shall have expired or been terminated or approval has been received from the FTC or DOJ.

          9.1.5  Litigation.  No investigation, suit, action, or other
                 ----------
     proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Asset Purchase Agreement or the consummation of the transactions contemplated by this Asset Purchase Agreement unless such action would not have a material adverse effect on the Assets, taken as a whole.

          9.1.6  No Adverse Change.  During the period from the date of this
                 -----------------
     Asset Purchase Agreement to the Closing Date there shall not have occurred or been discovered, and there shall not exist on the Closing Date except for that which has been otherwise disclosed elsewhere in this Asset Purchase Agreement, any condition or fact that would have a material adverse effect on the Assets, taken as a whole.

          9.1.7  Authorization.  Seller shall have furnished to Buyer all
                 -------------
     documents Buyer may reasonably request relating to the existence of Seller, the corporate authority for and the validity of this Asset Purchase Agreement, all in form and substance satisfactory to Buyer.

          9.1.8  Proceedings and Instruments Satisfactory.  All proceedings,
                 ----------------------------------------
     corporate or other, to be taken in connection with the transactions contemplated by this Asset Purchase Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Asset Purchase Agreement.

          9.1.9  Approval.  The management and Board of Directors of Buyer shall
                 --------
     have approved the transactions contemplated hereunder.

          **

** Confidential Material Filed Separately with the Commission

     9.2  Conditions to Obligations of Seller.  The obligation of Seller to
          -----------------------------------
complete the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions (all or any of which, except Section 9.2.8, may be waived in whole or in part by Seller):

          9.2.1  Representations and Warranties.  The representations and
                 ------------------------------
     warranties made by Buyer in this Asset Purchase Agreement shall have been true and correct in all respects as of the Closing Date with the same force and effect as though said representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which will be true and correct in all respects as of the specified date).

          9.2.2  Performance.  Buyer shall have performed and complied in all
                 -----------
     material respects with all agreements, obligations and conditions required by this Asset Purchase Agreement to be so performed or complied with by it prior to or at the Closing.

          9.2.3  Officer's Certificate.  Buyer shall have delivered to Seller a
                 ---------------------
     certificate, dated the date of the Closing and executed by the President or a Vice President of Buyer, certifying to the fulfillment of all conditions specified in this Article 9.2.

          9.2.4  HSR Act Approvals.  All required waiting periods under the HSR
                 -----------------
     Act shall have expired or been terminated or approval has been received from the FTC or DOJ.

          9.2.5  Litigation.  No investigation, suit, action, or other
                 ----------
     proceeding shall be threatened or pending before any court or governmental agency that seeks the restraint, prohibition, damages, or other relief in connection with this Asset Purchase Agreement or the consummation of the transactions contemplated by this Asset Purchase Agreement unless such action would not have a material adverse effect on the Assets, taken as a whole.

          9.2.6  Authorization.  Buyer shall have furnished to Seller all
                 -------------
     documents Seller may reasonably request relating to the existence of Buyer, the corporate authority for and the validity of this Asset Purchase Agreement, all in form and substance satisfactory to Seller.


          9.2.7  Proceedings and Instruments Satisfactory.  All proceedings,
                 ----------------------------------------
     corporate or other, to be taken in connection with the transactions contemplated by this Asset Purchase Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and Seller's counsel, and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents which Seller may reasonably request in connection with the transactions contemplated by this Asset Purchase Agreement.


          9.2.8  Approval.  The management and Boards of Directors of Seller and
                 --------
     Monsanto Company shall have approved the transactions contemplated hereunder.

10.  THE CLOSING

     10.1  The Closing.  Subject to the satisfaction of all of the conditions to
           -----------
each party's obligations set forth in Article 9 hereof (or, with respect to any condition not satisfied, the waiver in writing thereof by the party or parties for whose benefit the condition exists), the closing of the transactions contemplated by this Asset Purchase Agreement (the "Closing") shall take place at 10:00 a.m. (local time) at the offices of Seller in Skokie, Illinois, or at such other time and place as the parties hereto may agree in writing, on the later of October 1, 1998 or the third business day following the day on which early termination under the HSR Act has expired (the "Closing Date"). Notwithstanding the foregoing, if early termination under the HSR Act is not granted, then the Closing shall take place on the first business day following the expiration of all required waiting periods under the HSR Act or at such other time agreed by the parties, but in no event later than October 19, 1998 . The transfer of the Assets shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

     10.2  Deliveries by Seller.  At the Closing, Seller shall deliver to Buyer
           --------------------
in form reasonably satisfactory to Buyer, each properly executed and dated as of the Closing Date, where appropriate:

           10.2.1 Except as otherwise provided herein, such deeds, bills of sale, endorsements, assignments, assignment agreements, and other good and sufficient instruments of conveyance and transfer as shall be effective to vest in Buyer free and clear title to the Assets as contemplated by this Asset Purchase Agreement;

           10.2.2  The Supply Agreement;

           10.2.3  The assignment of the Trademarks as set forth in Section 8.7;

           10.2.4  The assignment of the Patents as set forth in Section 8.8.

           10.2.5 Except as otherwise provided herein, such agreements, licenses, notices, and authorizations as may be necessary and sufficient to enable the Buyer to use or operate under the Intangible Assets, Registrations, Know-How that Buyer has requested from Seller;

          10.2.6  All other documents, certificates and opinions required by
Section 9.1;

          10.2.7 All other previously undelivered documents, instruments or writings required to be delivered by Seller at or prior to the Closing pursuant to this Asset Purchase Agreement;

          10.2.8 The inventory of Product Materials, copies of all written materials relating to the Intangible Assets, and the Safety Data Base; provided, however, that to the extent that complete copies of Product Materials, Clinical Studies, and Formulation Data are not available at Closing, such copies shall be delivered to Buyer as soon as reasonably possible following Closing;

          **

          10.2.10 Notwithstanding anything to the contrary contained herein, representatives of Buyer and Seller (including but not limited to manufacturing, regulatory affairs, marketing and sales personnel) shall meet following the Effective Date to decide upon and arrange for (i) delivery and transfer of materials and records referred to in Section 10.2.8, (ii) documents to be delivered at Closing, including those requested by Buyer under Section 10.2.5, and (iii) deliveries and activities following the Closing, including the completion of documents necessary to effect and record the transfer of Trademarks, Patents and Registrations as expeditiously as reasonably possible.

     10.3  Deliveries by Buyer.  At the Closing, Buyer shall deliver or cause to
           -------------------
be delivered to Seller:

           10.3.1  The payments set forth in Article 3;

           10.3.2  The Supply Agreement;

           10.3.3  All other documents, certificates and opinions required by
Section 9.2; and

           10.3.4 All other previously undelivered documents, instruments or writings required to be delivered by Buyer at or prior to the Closing pursuant to this Asset Purchase Agreement.

** Confidential Material Filed Separately with the Commission

                                     xxiii

11.  TERMINATION

     11.1 Termination.  This Asset Purchase Agreement and the transactions
          -----------
contemplated hereby may be terminated at any time prior to the Closing Date:

          11.1.1 By the mutual written consent of Seller and Buyer;

          11.1.2 By either Seller or Buyer if the Closing shall not have occurred on or before November 1, 1998, unless such date has been extended by mutual agreement in writing;

          11.1.3 By either Seller or Buyer if consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

          11.1.4 By Buyer if there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Asset Purchase Agreement that has not been waived in writing, or if there has been a material failure of satisfaction of a condition to the obligations of Buyer that has not been waived in writing, and such violation, breach, or failure has not been cured within sixty (60) days of written notice to Seller by Buyer; or

          11.1.5 By Seller if there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Asset Purchase Agreement that has not been waived in writing or if there has been a material failure of satisfaction of a material condition to the obligations of Seller hereunder that has not been waived in writing, and such violation, breach, or failure has not been cured within sixty (60) days of written notice to Buyer by Seller.

     11.2 Effect of Termination.  If this Asset Purchase Agreement is
          ---------------------
terminated pursuant to Section11.1, all further obligations of Seller and Buyer under this Asset Purchase Agreement shall terminate without further liability of Seller or Buyer except (a) as provided in Section 16.9; and (b) that such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach by the other party of a representation, warranty, covenant or agreement.

12.  SURVIVAL; INDEMNIFICATION

     12.1 Survival of Representations; Remedy for Breach.  After the Closing,
          ----------------------------------------------
the sole and exclusive remedy of Buyer and Seller for any breach or inaccuracy of any representation or warranty under this Asset Purchase Agreement by the other party hereto shall be the indemnities contained in this Article12, which shall survive the Closing. Any claims that a party may have arising out of the other party's breach of its representations and warranties hereunder shall be notified to the other party no later than eighteen (18) months following Closing. Seller and Buyer agree to use all reasonable efforts to mitigate any loss or damage for which they may seek indemnification under this Article 12.

          12.2  Indemnification by Seller.
                -------------------------

                12.2.1 Claims.  Subject to the limitations set forth in
                       ------
                Section 12.2.2, Seller shall indemnify Buyer and its Affiliates against and agrees to hold Buyer and its Affiliates harmless from any and all damage, loss, liability, third party claims, and expense (collectively, "Damages") (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Buyer or its Affiliates) incurred or suffered by Buyer or its Affiliates arising out of (a) any misrepresentation or breach of a warranty or covenant made by Seller herein or (b) the manufacture or sale of Products prior to the Closing, or (c) any claims of patent infringement arising out of Buyer's sale of Inventory following the Closing.

                12.2.2 Limitations.  Notwithstanding anything to the contrary
                       -----------
                set forth elsewhere herein, Buyer and its Affiliates shall not be entitled to indemnification hereunder with respect to any indemnifiable claim brought under Section 12.2.1(a) unless the amount of Damages with respect to such indemnifiable claim exceeds seventy-five thousand dollars ($75,000). However, Seller shall in no event be required to pay Buyer and its Affiliates more than fifty million dollars ($50,000,000) in respect of aggregate damages asserted pursuant to Section 12.2.1(a).

          12.3  Indemnification by Buyer.
                ------------------------

                12.3.1  Claims.  Subject to the limitations set forth in Section
                        ------
12.3.2, Buyer shall indemnify Seller and its Affiliates against and agrees to hold Seller and its Affiliates harmless from any and all Damages (including without limitation, reasonable expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against Seller or its Affiliates) incurred or suffered by Seller or its Affiliates arising out of (a) any misrepresentation or breach of warranty or covenant made by Buyer herein, or, (b) the sale of Products after the Closing, except to the extent provided otherwise under Section 8 of the Supply Agreements.

                12.3.2  Limitations.  Notwithstanding anything to the contrary
                        -----------
set forth elsewhere herein, Seller and its Affiliates shall not be entitled to indemnification hereunder with respect to any indemnifiable claim brought under
Section 12.3.1(a) unless the amount of Damages with respect to such indemnifiable claim exceeds seventy-five thousand dollars ($75,000). However, Buyer shall in no event be required to pay Seller and its Affiliates more than fifty million dollars ($50,000,000) in respect of aggregate damages asserted pursuant to Section 12.3.1(a).

     12.4  Notice.  A party seeking indemnification pursuant to Section 12.2 or
           ------
12.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity is or may be sought hereunder (whether or not the limits set forth in Section 12.2.2 have been exceeded) and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby).

     12.5  Participation in Defense.  The Indemnifying Party may, at its
           ------------------------
expense, participate in or assume the defense of any such action, suit or proceeding involving a third party. In such case the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof. The Indemnifying Party shall be liable for the fees and expenses of one firm as counsel (and appropriate local counsel) employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     12.6  Settlements.  The Indemnifying Party shall not be liable under this
           -----------
Article for any settlement effected without its consent of any claim, litigation or proceedings in respect of which indemnity may be sought hereunder, unless the Indemnifying Party refuses to acknowledge liability for indemnification under this Article 12 and/or declines to defend the Indemnified Party in such claim, litigation or proceeding.

     12.7  Rights of Affiliates.  Any claim of any Indemnified Party under this
           --------------------
Article 12 may be made and enforced by an Affiliate of such Indemnified Party.

13.  NON-COMPETE

     13.1  Non-Compete.  In consideration of the transactions contemplated
           -----------
hereunder and other valuable consideration, for the period beginning with the Closing and ending on the seventh (7th) anniversary of the Closing, Seller and each of its Affiliates shall not engage, except as provided in Sections 13.2 and 13.3, in the distribution or sale of any oral contraceptives which are the AB-rated equivalents of the Products (the "Restricted Products") in the Territory.

     13.2  Exception to Non-Compete.  Nothing contained in Section 13.1 shall be
           ------------------------
construed as prohibiting Seller or any of its Affiliates from; (a) acquiring another company, business or line of products (including by license thereof or through investment therein), of which less than ten percent (10%) of the revenues and/or assets represents Restricted Products and to continue to operate such business following such acquisition; (b) entering into a joint venture, alliance or other similar collaborative arrangement between Seller and any third party ("Joint Venture"), of which less ten percent (10%) of the revenues and/or assets which such third party brings to such collaboration represents Restricted Products and to continue to participate in such collaboration, provided, the primary purpose of any such collaboration shall not be the distribution or sale of any oral contraceptives which are AB-rated equivalents of the Products; or
(c) continuing to develop, manufacture and sell in the Territory its other oral contraceptive products which are not being purchased by Buyer hereunder, provided, such other oral contraceptive products may not be AB-rated equivalents of the Products.

     **

14.  NOTICES

     Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Seller or Buyer at the respective addresses and facsimile numbers set forth below or at such other address and facsimile number as either party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

** Confidential Material Filed Separately with the Commission

                                     xxvii
     if to Seller, to:

          G.D. Searle & Co.
          5200 Old Orchard Road
          Skokie, Illinois 60077 USA
          Attention: Chief Operating Officer
          Fax number: 847-581-5005

     with a copy to:    Assistant General Counsel, Commercial
                        Fax number: (847)581-4045

     if to Buyer, to:

          Watson Laboratories, Inc.
          P.O. Box 1900
          311 Bonnie Circle
          Corona, California 91718-1900
          Attention:  President
          Fax number:  (909) 270-1429

     with a copy to:  LEGAL DEPARTMENT
                      Fax number: (909) 270-1429

15.  GOVERNING LAW

     This Asset Purchase Agreement shall be governed by and construed in accordance with the domestic law of the state of Illinois applicable to agreements made and to be performed in Illinois, without regard to principles of conflicts of laws thereof.

16.  ADDITIONAL TERMS


     16.1  Brokers.  Buyer represents to Seller that it has not employed any
           -------
investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission from Seller upon consummation of the transactions contemplated hereby. Seller represents to Buyer that it has not employed any such Person in such connection who might be entitled to a fee or any commission from Buyer upon consummation of the transactions contemplated hereby.

     16.2  Expenses.  Except as otherwise expressly provided in this Asset
           --------
Purchase Agreement, all legal, accounting and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                                     xxviii

     16.3  Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties and their successors and assigns. Neither Seller or Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

     16.4  Entire Agreement.  This Asset Purchase Agreement, the Exhibits, the
           ----------------
Schedules and the Confidentiality Agreement embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and replace all previous negotiations, understandings, representations, writings, and contract provisions and rights relating to the subject matter hereof.

     16.5  Amendments; No Waiver.  No provision of this Asset Purchase Agreement
           ---------------------
may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each party. No failure or delay on the part of either party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

     16.6  Counterparts.  This Asset Purchase Agreement may be executed in one
           ------------
or more counterparts all of which shall together constitute one and the same instrument and shall become effective when a counterpart has been signed by Buyer and delivered to Seller and a counterpart has been signed by Seller and delivered to Buyer.

     16.7  Severability.  The parties agree that (a) the provisions of this
           ------------
Asset Purchase Agreement shall be severable and (b) in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (i) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (ii) the remaining provisions shall remain enforceable to the fullest extent permitted by law, provided that the rights and interests of the parties hereto shall not be materially affected.

     16.8  Captions.  Captions herein are inserted for convenience of reference
           --------
only and shall be ignored in the construction or interpretation of this Asset Purchase Agreement. Unless the context requires otherwise, all references herein to Articles and Sections are to the articles and sections of this Asset Purchase Agreement.

     16.9  Survival.  The provisions of Sections 8.11 (Confidential Nature of
           --------
Information), 8.12 (Press Release), 15 (Governing law), 16.2 (Expenses) 16.9 (Survival) and 16.10 (No Approval) shall survive any expiration or termination of this Agreement.

     16.10 No Approval.  In the event the Board of Directors of either Buyer
           -----------
or Seller
and/or Monsanto Company do not approve the transactions contemplated hereunder, the other party shall have no claim or cause of action of any kind in connection with the failure to Close due to such lack of approval.



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                                      xxx

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                                      xxxi

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                                     xxxii

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been signed by duly authorized representatives of each of the parties hereto as of the date first above written.


WATSON LABORATORIES,  INC.                  G.D. SEARLE & CO.


By /s/ ALLEN CHAO                           By /s/ R. DE SCHUTTER
  --------------------------------            ------------------------------

Name  Allen Chao, Ph.D.                     Name  R. De Schutter
    ------------------------------              ----------------------------

Title:  CEO                                 Title:
      ----------------------------                --------------------------


Date:  September 18, 1998
     -----------------------------

                                     xxxiii

                                                                       EXHIBIT A


                                    PRODUCTS
                                    --------


NORINYL        1/35    21 and 28 day
               1/50    21 day
               1/50    28 day

BREVICON     0.5/35    21 day
             0.5/35    28 day


TRI-NORINYL  0.5/35}   21 and 28 day
               1/35}
             0.5/35}

                                     xxxiv